EXHIBIT 99.3

                      INNOVATIVE MEDICAL SERVICES
                  AMENDED 1998 DIRECTORS AND OFFICERS
                           STOCK OPTION PLAN

                               ARTICLE I
                              DEFINITIONS

     As used herein, terms have the meaning hereinafter set forth unless the context should clearly indicate the contrary:

     (a)  "Board" shall mean the Board of Directors of the Company;

     (b) "Days" shall mean for calculation purposes the days of the week in which the NASDAQ System conducts and is open for regular trading activity;

     (c) "Company" shall mean Innovative Medical Services, a California corporation;

     (d)  "Director" shall mean a member of the Board;

     (e) "Fair Market Value" shall mean the average closing low bid price for the Company's common stock for the previous five (5) trading days ending on the date of grant;

     (f) "Grant" means the issuance of an Option hereunder to an Optionee entitling such Optionee to acquire Stock on the terms and conditions set forth in a Stock Option Agreement to be entered into with the Optionee;

     (g) "Officer" shall mean a Executive Officer of the Company and any Employee, Consultant or Advisor which has been confirmed by the Board as eligible to participate under this Plan;

     (h) "Option" shall mean the right granted to an Optionee to acquire Stock of the Company pursuant to the Plan;

     (i) "Optionee" shall mean an Officer of the Company or a Director of the Company to whom a Grant hereunder has been made;

     (j) "Plan" shall mean the Innovative Medical Services 1998 Directors and Officers Stock Option Plan, the terms of which are herein set forth;

     (k) "Stock" shall mean the common stock of the Company or, in the event the outstanding shares of stock are hereafter changed into or exchanged for shares of different stock or securities of the Company or some other corporation, such other stock or securities;

     (l) "Stock Option Agreement" shall mean the agreement between the Company and an Optionee under which an Optionee may acquire Stock pursuant to the Plan.

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                              ARTICLE II
                               THE PLAN

     2.1  NAME.   The plan shall be known as the "Innovative Medical
Services 1998 Directors and Officers Stock Option Plan."

     2.2  PURPOSE.   The purpose of the Plan is to advance the business and
development of the Company and its shareholders by affording to the Directors and Officers of the Company the opportunity to acquire a propriety interest in the Company by the grant of Options to such persons under the terms herein set forth. By doing so, the Company seeks to motivate, retain and attract highly competent, highly motivated Executive Officers and Directors to lead the Company through this critical time in its evolution and ensure the success of the Company. The Options to be granted hereunder are non-statutory Options made available to Directors and Officers of Innovative Medical Services.

     2.3  EFFECTIVE DATE.   The Plan shall become effective upon its
adoption by the Board of the Company and approval by the company's shareholders.

     2.4  TERMINATION DATE.   The Plan shall terminate ten (10) years from
the date the Plan is adopted by the Board of the Company and at such time any Options granted hereunder shall be void and of no further force or effect.


                              ARTICLE III
                             PARTICIPANTS

     Only Officers and Directors of the Company shall be eligible to be granted an Option under the Plan. The Board may grant Options to any Director or Officer in accordance with such determinations as the Board may, from time to time, in its sole discretion make.


                              ARTICLE IV
                            ADMINISTRATION

     4.1 The Plan shall be administered by an Administrative Committee of the Board of Directors of the Company consisting of a majority of independent directors. Subject to the express provisions of the Plan, the Administrative Committee shall have the sole discretion and authority to determine from among eligible persons those to whom and the time or times at which Options may be granted and the number of shares of Stock to be subject to each Option. Subject to the express provisions of the Plan, the Administrative Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations related to it and to determine the details and provisions of each Stock Option Agreement and to make all other determinations necessary or advisable in the administration of the Plan. The Administrative Committee shall also have the authority to modify outstanding Options and the provisions therein subject to the agreement of the Optionee.

     4.2  RECORDS OF PROCEEDINGS.   The Administrative Committee shall
maintain written minutes of its actions which shall be maintained among the records of the Company.

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     4.3  COMPANY ASSISTANCE.   The Company shall supply full and timely
information to the Board in all matters relating to eligible Optionees, their status, death, retirement, disability and such other pertinent facts as the Board may require. The Company shall furnish the Administrative Committee with such clerical and other assistance as is necessary in the performance of its duties.


                               ARTICLE V
                  SHARES OF STOCK SUBJECT TO THE PLAN

     5.1  LIMITATION.   The number of shares of Stock which may be issued
and sold hereunder shall not exceed 2,000,000 shares.

     5.2  OPTIONS GRANTED UNDER THE PLAN.   Shares of stock with respect to
which an Option is granted hereunder, but which lapses prior to exercise, shall be considered available for grant hereunder. Therefore, if Options granted hereunder shall terminate for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such terminated Options related.

     5.3  OPTIONS TO BE GRANTED.   Upon election or appointment to the
Company's Board of Directors, or appointment as an Executive Officer, such individual shall receive an option to acquire 100,000 shares of stock per position exercisable at the fair market value on the date of appointment. Upon each anniversary of such date, the individual shall receive an option to acquire 50,000 shares of stock exercisable at the fair market value on the date thereof. The foregoing not withstanding, the Administrative Committee shall have the discretion to award additional options to individuals subject to the terms and conditions of the Plan.

     5.4 ANTI-DILUTION. In the event the Stock subject to this Plan is changed into or exchanged for a different number or kind of stock or other securities of the Company or of another organization by reason of merger, consolidation or reorganization, recapitalization, reclassification, combination of shares, stock split or stock dividend;

     (a) The aggregate number and kind of shares of Stock subject to the Plan shall be adjusted appropriately;

     (b) The Option price of any outstanding Option issued pursuant to the Plan shall be adjusted appropriately;

     (c) Where dissolution or liquidation of the Company or any merger of consolidation in which the Company is not a surviving corporation is involved, the Optionee holding any Option issued pursuant to the Plan shall have the right immediately prior to such dissolution, liquidation, merger or combination to exercise the Option, in whole or in part, to the extent that it shall not have been exercised without regard to any installment exercise provision.

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                              ARTICLE VI
                           OPTION PROVISIONS

     6.1  OPTIONS.   Each Option granted hereunder shall be evidenced by
minutes of a meeting of or the written consent of the Administrative Committee and by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which agreement shall set forth such terms and conditions as may be determined by the Board consistent with the Plan.

     6.2  LIMITATIONS.

     (a) The maximum number of shares for which an Option or Options may be granted under the Plan to any one Director or Officer shall be 200,000 in any twelve month period.

     (b) The Options granted hereunder are non-statutory Options which do not satisfy the requisites of Section 422 of the Internal Revenue Code, as amended.

     6.3  OPTION PRICE.   The per share Option price for the stock subject
to each Option shall not be less than the fair market value per share on the effective date of grant or such other price as the Administrative Committee may determine.

     6.4  OPTION PERIOD.   Each Option granted hereunder must be granted
within five (5) years from the effective date of the Plan. The period for the exercise of each Option shall be determined by the Administrative Committee, but in no instance shall such period exceed five (5) years from the date of grant of the Option.

     6.5  OPTION EXERCISE.

     (a) Options granted hereunder may not be exercised until and unless the Optionee shall meet the conditions precedent established by the Administrative Committee for the Officers or Directors.

     (b) Options may be exercised by the officer or director in whole or in part. Optionees may exercise their Option at any time by giving written notice to the Company with respect to the specified option, delivered to the Company at its principal office together with payment in full to the Company of the amount of the Option price for the number of shares with respect to which the Option(s) are then being exercised.

     6.6  STOCK APPRECIATION RIGHTS.       Each Option granted hereunder
shall carry with it Stock Appreciation Rights (SARs) for each share of stock underlying the Option. Each SAR entitles the holder thereof to receive without payment of the cash exercise price, as many shares of stock as equals the difference between fair market value of the stock on the date of exercise and the exercise price of an Option times the number of SARs exercised divided by the fair market value on the date of exercise. For example assume an Option is granted for 100,000 shares with 100,000 SARS with an exercise price of $1.00 per share, the fair market value on the date of grant. Then assume the fair market value of the common stock appreciates to $2.00 per share. If the holder of the Option/SAR chooses to exercise the 100,000 Options/SARs, the holder receives 50,000 shares without payment of the exercise price. [($2 - $1) X 100,000 / $2 = 50,000]. The foregoing notwithstanding, the holder of an Option/SAR may choose to exercise the option as set forth in paragraph 6.5 above. The foregoing paragraph shall be severed from the Plan and null and void in

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the event that the SARs are determined to have a material adverse effect upon the earnings of the Company as determined by a written opinion of an independent certified public accountant to be obtained by the Company on or before January 18, 1999.

     6.7  NON-TRANSFERABILITY OF OPTION.   No Option or any right relative
thereto shall be transferred by an Optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him or her.

     6.8  EFFECT OF DEATH OR OTHER TERMINATION OF EMPLOYMENT OR
     DIRECTORSHIP.

     (a) If the Officer or Director's relationship with the Company shall be terminated, with or without cause, or by the act of the Officer or Director, the Optionee's right to exercise such Options shall terminate and all rights thereunder shall cease three (3) days after the date on which such person's association is terminated, unless this provision is modified by the Option Agreement for the Options. Provided however, that if the Optionee shall die or become permanently and totally disabled while employed by or serving as a non-employee Director of the Company, as solely determined by the Board in accordance with its policies, then either his or her personal representatives or a transferee under the Optionee's will or pursuant to the laws of descent and distribution, or the disabled Optionee may exercise the Option in full six (6) months from the date of such death or disability unless this provision is modified by the Option Agreement for the Options. In the case of an Optionee's retirement in accordance with the Company's established retirement policy, such Option shall remain exercisable by the Optionee for three (3) days from the date of such retirement unless this provision is modified by the Option Agreement for the Options.

     (b) No transfer of an Option by the Optionee by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with a written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

     6.9  RIGHTS AS A SHAREHOLDER.

     (a) An Optionee or a transferee of an Option shall have no rights as a shareholder of the Company with respect to any shares subject to any unexercised Options.

     (b) Unless this provision is modified by the Option Agreement for the Options, ownership rights shall vest with the Officer or Director according to the following schedule with respect to the total number of shares exercised:

     Initial Appointment/Election Grant:     100% upon exercise or the
                                             first anniversary of grant,
                                             which ever is later;

     Anniversary exercise of this option:    100% upon exercise

     6.10 REQUIRED FILINGS.   An Optionee to whom an Option is granted
under the terms of the Plan is required to file appropriate reports with the Internal Revenue Service. As a condition of the receipt of an Option hereunder, Optionees shall agree to make necessary filings with the

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Internal Revenue Service.  The Company shall assist and cooperate with
Optionees by providing the necessary information required for compliance of this condition.


                              ARTICLE VII
                          STOCK CERTIFICATES

     7.1 ISSUANCE. The Company shall issue and deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder.

     7.2  TRANSFER RESTRICTIONS.   Unless a registration statement covering
the shares underlying the Options is in effect at the time of execution of an Option Agreement, the Board shall instruct the Secretary of the Corporation to impose restrictions of the subsequent transferability of Stock issued pursuant to Options to be granted hereunder. The Stock of the Company to be issued pursuant to the exercise of an Option shall have such restrictions prominently displayed as a legend on such certificate.


                             ARTICLE VIII
          TERMINATION, AMENDMENT, OR MODIFICATION OF THE PLAN

     The Board may at any time terminate the plan, and may at any time and from time to time and in any respect amend or modify the Plan. Provided, however, if the Plan has been submitted to and approved by the shareholders of the Company no such action by the Board may be taken without approval of the majority of the shareholders of the Company which: (a) increases the total number of shares of Stock subject to the Plan, except as contemplated in Section 5.1 hereof; (b) changes the manner of determining the Option price; or (c) withdraws the administration of the Plan from the Administrative Committee.


                              ARTICLE IX
                              EMPLOYMENT

     9.1  EMPLOYMENT.   Nothing in the Plan or any Option granted hereunder
or in any Stock Option Agreement shall confer upon a non-employee Director receiving such Option or Stock Option Agreement the status as an employee of the Company. Further, nothing in the Plan or any Option granted hereunder shall in any manner create in any Optionee the right to continue their relationship with the Company or create any vested interest in such relationship, including employment.

     9.2  OTHER COMPENSATION PLANS.   The adoption of the Plan shall not
effect any other stock option, incentive, or other compensation plan in effect for the Company or any of its subsidiaries, nor shall the Plan preclude the Company or any subsidiary thereof from establishing any other forms of incentive or other compensation for employees or non-employee Directors of the Company, or any subsidiary thereof.

     9.3  PLAN EFFECT.   The Plan shall be binding upon the successors and
assigns of the Company.

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     9.4  TENSE.   When used herein nouns in the singular shall include the
plural.

     9.5  HEADINGS OF SECTIONS ARE NOT PART OF THE PLAN.   Headings of
articles and sections hereof are inserted for convenience and reference and constitute no part of the Plan.

INNOVATIVE MEDICAL SERVICES


By:       /s/ MICHAEL L. KRALL
   -------------------------------
     Michael L. Krall, President
     December 19, 1998


By:       /s/ DENNIS ATCHLEY
   --------------------------------
     Dennis Atchley, Secretary
     December 19, 1998